UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2011

ALPHA PRO TECH, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-15725	63-1009183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Centurian Drive, Suite 112 Markham, Ontario	L3R 9R2
(Address of Principal Executive Offices)	(Zip Code)

(905) 479-0654

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                  Submission of Matters to a Vote of Security Holders.

Summarized below are descriptions of the matters voted on at the Annual Meeting of Shareholders of Alpha Pro Tech, Ltd. (the “Company”) held on June 6, 2011 (the “Annual Meeting”) and the final results of such voting:

Proposal 1 — Election of Directors.  The result of the vote taken at the Annual Meeting for the election of directors of the Company to serve during the ensuing year or until their successors are duly elected and qualified was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Sheldon Hoffman	6,175,496	1,659,793	10,359,065

Alexander W. Millar	6,178,957	1,656,332	10,359,065

Danny Montgomery	6,566,586	1,268,703	10,359,065

John Ritota	6,918,072	917,217	10,359,065

Russell Manock	6,928,716	906,573	10,359,065

David B. Anderson	6,140,539	1,694,750	10,359,065

David Garcia	6,916,621	918,668	10,359,065

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accountants.  The result of the vote taken at the Annual Meeting to ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011 was as follows:

Votes For	Votes Against	Abstain

16,495,866	1,622,393	293,447

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: June 10, 2011	By:	/s/ Lloyd Hoffman
Lloyd Hoffman
Chief Financial Officer